SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            PRIDE INTERNATIONAL, INC.
                    (FORMERLY PRIDE PETROLEUM SERVICES, INC.)
             (Exact name of registrant as specified in its charter)

               LOUISIANA                               76-0069030
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

         1500 CITY WEST BLVD, SUITE 400
                 HOUSTON, TEXAS                             77042
    (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED         EACH CLASS IS TO BE REGISTERED
---------------------------------------         ------------------------------
     COMMON STOCK, NO PAR VALUE                     NEW YORK STOCK EXCHANGE

      If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.[ ]

      If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.[ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The class of securities to be registered hereby is common stock, no par value ("Common Stock"), of Pride International, Inc., a Louisiana corporation (the "Company"), which previously had been registered pursuant to
Section 12(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            With respect to the securities registered hereunder, the Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 333-21385) (the "Registration Statement"), including a Prospectus, under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the Commission on April 4, 1997. The Common Stock was previously the subject of a Registration Statement on Form 8-A filed by the Registrant with the Commission on February 6, 1989 with respect to registration under Section 12(g) of the Exchange Act.

            Reference is made to the information set forth under the caption "Description of Capital Stock" on pages 10-12 of the Prospectus dated April 4, 1997 (as filed pursuant to Rule 424(b) with a Prospectus Supplement dated May 1,
1997) for descriptions of the Common Stock, the other capital stock of the Company and certain antitakeover provisions included in the charter of the Company, which are incorporated herein by reference.

            The Company has filed an application to list the Common Stock for trading on the New York Stock Exchange. Upon approval of such application, the Company intends to delist the Common Stock from the Nasdaq National Market.

ITEM 2.     EXHIBITS.

            No exhibits are filed as part of this Registration Statement on Form 8-A.

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         PRIDE INTERNATIONAL, INC.

Date: August 18, 1997                    By: /s/ EARL W. MCNIEL
                                             Earl W. McNiel
                                             Vice President and Chief
                                               Financial Officer